Exhibit 99.1

RISK FACTORS

An investment in our common stock is subject to risks inherent in our business. Before making an investment decision, you should carefully consider the risks and uncertainties described below together with all of the other information included in this report and in our other public filings. In addition to the risks and uncertainties described below, other risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially and adversely affect our business, financial condition and results of operations. If any of the following risks and uncertainties, or if any other risks and uncertainties, actually occurs, our business, financial condition or operating results could be harmed substantially, which could cause the market price of our stock to decline, perhaps significantly.

We have concluded that as of June 30, 2013, our disclosure controls were not effective and we identified material weaknesses in our internal controls over financial reporting as of December 31, 2012. Our adoption of remedial measures to improve our internal controls will cause us to incur additional costs in future periods. Any failure in our remediation efforts could have a material adverse effect on our ability to file required reports with the SEC, NZX or the New Zealand Registrar of Companies and report our financial results timely and accurately.

Our management is responsible for establishing and maintaining adequate internal control over our financial reporting, as defined in Rule 13a-15(f) or 15d-15(f) promulgated under the Securities Exchange Act of 1934, as amended. As disclosed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, management assessed the effectiveness of our internal control over financial reporting as of December 31, 2012, and identified material weaknesses in our control environment, control activities and information and communication relative to stock option grants and stock issuances. We did not follow adequate practices to ensure that such issuances and grants were in compliance with our stock option and incentive plans, New Zealand securities laws, U.S. securities laws, and New Zealand exchange listing requirements. Management also evaluated the effectiveness of our disclosure controls and procedures and concluded that our disclosure controls and procedures were not effective as of December 31, 2012 due to the material weaknesses in internal controls and a failure to file certain Current Reports on Form 8-K with the SEC.

In connection with the restatement of our historical financial statements, management is in the process of re-evaluating the effectiveness of our internal control over financial reporting and has determined that our financial reporting control environment was ineffective as of December 31, 2012.  The Company lacked a sufficient compliment of trained finance and accounting personnel and did not establish adequate accounting and financial reporting policies and procedures as a general matter. In particular, there were material weaknesses in the Company’s control environment and the design, establishment, maintenance and communication of effective controls relating to revenue recognition. In addition, the Company’s accounting and financial reporting processes were dependent on the maintenance of spreadsheets that had become inadequate to ensure accurate and timely financial reporting given the growth of the Company and the volume of transactions. Our review of internal controls is ongoing.  Management will provide a complete updated assessment of internal controls and related remedial activities in our amended Annual Report on Form 10-K for the fiscal year ended December 31, 2012, which we plan to file with the Securities and Exchange Commission as soon as practicable.

A material weakness is defined as a control deficiency, or combination of significant control deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected. A control deficiency exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. An effective internal control environment is necessary for us to produce reliable financial reports.

We plan to implement a number of remedial measures designed to address the material weaknesses identified. If we do not successfully improve our internal controls, and remediate the material weaknesses identified in management’s evaluations, we may fail to meet our future reporting obligations on a timely basis, our financial statements may contain material misstatements, our operating results may be harmed, and we may be subject to litigation and regulatory actions. In addition, even if we are successful in strengthening our internal controls and procedures, those controls and procedures may not be adequate to prevent or identify irregularities or facilitate the fair presentation of our financial statements or our periodic reports filed with the SEC, the NZX or the New Zealand Registrar of Companies. While management evaluates the effectiveness of our internal control over financial reporting on a regular basis, these controls may not always be effective. There are inherent limitations on the effectiveness of internal controls, including collusion, management override, and failure of human judgment.

As an “emerging growth company” we are not required to comply with the auditor attestation requirement under Section 404(b) of the Sarbanes-Oxley Act, which may cause investors to have less confidence in our internal control over financial reporting.

The auditor attestation requirement under Section 404(b) of the Sarbanes-Oxley Act provides that a public company’s independent auditor must attest to and report on management’s internal control over financial reporting. Because we qualify as an “emerging growth company” under the JOBS Act, we are not required to comply with the auditor attestation requirement. The lack of an auditor attestation concerning management’s assessment of our internal controls over financial reporting may cause investors to have less confidence in our internal control over financial reporting.

We could be an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Our Special Committee’s review of certain stock issuances and stock option grants and our compliance with applicable regulations identified a number of instances in which we were not, or may not have been, in compliance with applicable New Zealand and U.S. regulatory obligations and such instances may expose us to potential regulatory actions and/or contingent liabilities.

On December 24, 2012 in the U.S, we announced that a Special Committee of our Board of Directors had commenced an independent investigation to review certain stock and stock option grants to certain executives that may not have been issued in compliance with the relevant stock option and incentive plans. On January 18, 2013, we announced that, based on information obtained by the Special Committee relating to a portion of the historical grants under review, the Special Committee found that three option awards appeared to have exceeded the applicable plan caps on the number of shares covered by an award issued to a single recipient in a particular year. On the recommendation of the Special Committee, the Company announced that the option awards that exceeded the caps would be cancelled and that the Special Committee would work with the executives affected by those cancellations to develop appropriate alternative compensation packages.

As part of its work regarding stock issuances and stock option grants under the relevant stock option and incentive plans, the Special Committee also reviewed the Company’s compliance with applicable regulations since listing on the NZSX market in 2007, including U.S. and New Zealand securities regulations and the NZSX Listing Rules. The Special Committee identified a number of instances where it appears that the Company was not, or may not have been, in compliance with its New Zealand regulatory obligations. In addition, it was noted that the Company had not registered shares authorized for grant under its stock incentive plans pursuant to the Securities Act of 1933. The Special Committee determined that these instances of non-compliance were inadvertent, and attributable in part to the constrained resources of the Company in a period of financial difficulty in the years following its listing on the NZSX market, and the complex regulatory and compliance obligations across multiple jurisdictions with differing regulations and requirements.

On March 12, 2013, the Board unanimously adopted remedial actions in response to the findings and recommendations of the Special Committee. The Special Committee investigation and findings and remedial measures adopted by our Board of Directors are described in further detail in our Annual Report on Form10-K for the fiscal year ended December 31, 2012 in Item 9A, “Controls and Procedures”.

We entered into a settlement agreement, dated August 30, 2013, New Zealand time, with the NZX Limited in respect of past breaches of the NZSX Listing Rules. In connection with this settlement, the NZX Markets Disciplinary Tribunal issued a public censure and imposed a fine of NZ $15,000 plus certain expenses. The action by the NZX Limited and NZX Markets Disciplinary Tribunal does not foreclose the risk of litigation or other regulatory actions relating to the historical instances of non-compliance identified.

Due to our Special Committee investigation, the restatement and reaudit of certain of our historical financial statements, and the related Audit Committee investigation, we have incurred substantial expenses for accounting, legal and other professional services and we expect to incur additional costs in future periods.

As a result of the events described above, including our restatement and the matters covered by the Special Committee investigation, we have become subject to a number of significant risks, each of which could have an adverse effect on our business, financial condition and results of operations. We face risks related to possible regulatory actions regarding certain of our past stock issuances and stock option grants, which could require significant management time and attention, and could require us to pay fines or other penalties. We may be subject to an increased risk of regulatory actions, claims or litigation, the defense of which will require our management to devote significant attention and to incur significant legal expense and which litigation, if decided against us, could require us to pay substantial judgments, settlements or other penalties pursuant to any indemnification obligations that we may have.

The restatement and reaudit of certain of our historical financial statements, the related Audit Committee investigation, and the Special Committee’s investigation of our historical stock issuances and stock option grants and related matters have required us to expend significant management time and incur significant accounting, legal and other expenses totaling $0.3 million in 2012 and $5.6 million in 2013. We expect to incur additional costs in future periods, including general and administrative expenses relating to the implementation of remedial measures to improve our internal controls and compliance with applicable regulatory requirements.

Certain of our past stock issuances and stock option grants may not have complied with applicable securities laws and regulations and may expose us to potential contingent liabilities, including potential rescission rights or regulatory actions.

Previously, we have offered and sold our common stock and options over common stock to employees, directors and others in transactions that may not have been in compliance with applicable New Zealand and U.S. requirements. We did not file with the SEC registration statements covering issuances under our stock incentive plans and certain of the sales and issuances may not have qualified for a valid exemption under the Securities Act of 1933. Consequently, regulatory actions and/or private proceedings could be commenced against us seeking to require us to conduct a rescission offer regarding certain prior sales, whereby we would offer to stockholders the right to rescind or unwind such sales. If a stockholder elects to accept a rescission offer, we would be obligated to pay that stockholder the purchase price plus interest and costs for his/her shares (less distributions previously paid on such shares). The costs required to conduct a rescission offer could be significant. The Securities Act generally requires a private action for a violation of Section 5 of the Securities Act to be brought within one year of the violation. Applicable statutes of limitations in state securities law actions vary.

We previously offered our securities to employees and directors in New Zealand for subscription without a registered prospectus and investment statement. The effect of doing so is that the securities so offered may have been invalid under the Securities Act of 1978 (NZ). We submitted an application to the High Court of New Zealand to have the foregoing securities validated and an order validating the securities was granted by the High Court on July 22, 2013, New Zealand time.

Even though it is difficult to estimate the financial impact potential rescission rights or similar rights may have on our business, based on the current trading prices of our common stock and the prices at which such issuances occurred, we do not anticipate that any amounts paid would materially affect our liquidity. However, there can be no assurance that our anticipations would prove accurate. Additionally, even given the grant of the High Court order, we could become subject to enforcement action and fines and penalties imposed by New Zealand authorities, the SEC, or state securities agencies.

Due to our failure to file on a timely basis our Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30 and September 30 with the SEC, we have not been in compliance with SEC periodic reporting requirements and are not currently eligible to use a registration statement on Form S-3 to register the offer and sale of securities, which may adversely affect our ability to raise future capital.

We have not filed Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30 and September 30 with the SEC. As a result of our failure to timely file our periodic reports with the SEC, we will not be eligible to register the offer and sale of our securities using a registration statement on Form S-3 until we have timely filed all periodic reports required under the Securities Exchange Act of 1934 for one year and there can be no assurance that we will be able to timely file such reports in the future. Should we wish to register the offer and sale of our securities to the public, our transaction costs would increase and the amount of time required to complete the transaction could increase, making it more difficult to execute any such transaction successfully and potentially harming our financial condition.

We are subject to U.S. securities laws as a SEC registered company and New Zealand securities and financial reporting laws as a listed company in New Zealand, and these dual regimes increase both our costs and the risk of noncompliance.

As a public company, we incur significant legal, accounting and other expenses associated with compliance with applicable laws, rules, regulations and listing requirements. From a New Zealand perspective, these include the NZSX Listing Rules, the Securities Act of 1978, Securities Markets Act of 1988 and the Financial Reporting Act of 1993. In addition, the Sarbanes-Oxley Act, the Dodd-Frank Act, and rules subsequently implemented by the SEC and the FMA (NZ), have imposed a variety of compliance requirements on public companies, including requiring changes in corporate governance practices. In addition, the SEC, the U.S. Congress and the New Zealand Parliament may continue to increase the scope of applicable disclosure and corporate governance-related rules. Our management and other personnel may need to devote a substantial amount of time to the compliance requirements associated with being a SEC registered company and a New Zealand listed company. Moreover, requirements imposed by these laws, rules and regulations have increased and may continue to increase the scope, complexity and cost of our corporate governance, reporting and disclosure practices.

We are subject to New Zealand financial reporting and audit requirements as an entity listed on a New Zealand registered exchange. Our accounts must therefore comply with the Financial Reporting Act of 1993 and the Auditor Regulation Act of 2011. Our independent registered public accounting firm is not registered under the Auditor Regulation Act. The no-action relief we received from the FMA and the NZX relating to this issue only covers our 2012 audit.

The Directors of the Company are responsible for preparing and arranging for its financial statements to be audited in accordance with the Financial Reporting Act of 1993 and the Auditor Regulation Act of 2011 (NZ). These financial statements must be filed with the Registrar of Companies in New Zealand and with NZX under the NZSX Listing Rules. The Company prepares its financial statements under U.S. GAAP which is permitted under the Financial Reporting Act of 1993. The Financial Reporting Act of 1993 and the Auditor Regulation Act of 2011 require the Company to engage a registered audit firm or licensed auditor to audit the financial statements prepared by the Company.

The Company is working with its new U.S. independent registered public accounting firm, Deloitte & Touche LLP, to complete the restatement and re-audit of its historical financial statements for the fiscal years ending December 31, 2011 and 2012. Given that Deloitte is a limited liability partnership, Deloitte cannot register under the New Zealand Auditor Regulation Act. Accordingly, Deloitte is not and cannot be licensed under that Act. Diligent therefore sought a waiver from NZX’s Listing Rule that would require the auditor engaged in the restatement of its financial statements for the year ending December 31, 2012 to be licensed under the Auditor Regulation Act. NZX has advised Diligent that it will not grant a waiver from the applicable rule but will take no action against Diligent for non-compliance with it.

Similarly, Diligent also sought a no action letter from the FMA in relation to the fact that Deloitte cannot be licensed under the Auditor Regulation Act. The FMA has issued Diligent a no action letter in respect of its financial statements for the year ending December 31, 2012. Diligent has applied for a further waiver or no-action letter from both NZX and the FMA for the fiscal year ending December 31, 2013. If we are not able to obtain such waivers or no-action letters, we could be subject to regulatory actions and contingent liabilities due to non-compliance with the requirements of the Financial Reporting Act and the Auditor Regulation Act.

Our securities are not currently traded on any United States public markets other than periodic trading on the over-the-counter bulletin board (“OTCBB”).

Other than periodic trading on the OTCBB, there is no public market for our shares in the United States or in any other jurisdiction other than New Zealand. The trading price of our shares on the OTCBB may not accurately reflect the price or prices at which purchasers or sellers would be willing to purchase or sell our common stock in a liquid market. We have not determined whether we will seek the quotation of our shares on any national exchange in the United States. We cannot assure you that we will seek to be quoted on any national exchange in the United States or that we would meet any applicable listing requirements.

Our business depends on clients renewing and upgrading their subscriptions for our services, and any decline in our client renewals or upgrades may harm our future revenue and operating results.

Our clients have no obligation to renew their subscriptions for our services after the expiration of their initial subscription period, which is typically 12 months, and in fact, some clients have elected not to renew. In addition, our clients may renew for fewer subscriptions, renew for shorter contract lengths, or renew for lower cost editions of our services. Moreover, under specific circumstances, our clients have the right to cancel their service agreements before they expire. As a result, our ability to grow is dependent in part on clients renewing their subscription contracts. We may not accurately predict future trends in client renewals and upgrades and our client renewal or upgrade rates may decline or fluctuate because of a variety of factors, including their satisfaction or dissatisfaction with our services, the prices of our services, the prices of services offered by our competitors or reductions in our clients’ spending levels. If our clients do not renew their subscription contracts, renew on less favorable terms, or if clients terminate subscription contracts before the end of their respective terms, our revenue may grow more slowly than expected or decline, which could adversely affect our operating results.

The markets in which we compete are intensely competitive, and if we do not compete effectively, our operating results may be harmed.

The markets in which we operate are intensely competitive and rapidly changing with relatively low barriers to entry. With the introduction of new technologies and market entrants, we expect competition to intensify in the future. In addition, pricing pressures and increased competition generally could result in reduced sales, reduced margin or the failure of our services to achieve or maintain more widespread market acceptance. Often we compete to sell our product against existing applications that our potential clients have already made significant expenditures to install. Competition in our market is based principally upon service breadth and functionality; service performance, security and reliability; ease of use of the service; speed and ease of deployment, integration and configuration; total cost of ownership, including price and implementation and support costs; and financial resources of the vendor.

We face competition from both traditional software vendors and SaaS providers. Our principal competitors include Thomson Reuters, BoardVantage, Inc., NASDAQ OMX, Computershare, and ICSA Software International. Many of our actual and potential competitors enjoy substantial competitive advantages over us, such as greater name recognition, longer operating histories, more varied products and services and larger marketing budgets, as well as substantially greater financial, technical and other resources. In addition, many of our competitors have established marketing relationships and access to larger client bases, and have major distribution agreements with consultants, system integrators and resellers. If we are not able to compete effectively, our operating results will be harmed.

If we do not successfully develop or introduce new product offerings, or enhancements to our existing Boardbooks offerings, or keep pace with technological changes that impact the use of our product offerings, we may lose existing customers or fail to attract new customers and our financial performance and revenue growth may suffer.

Our future growth and success depends in part on our ability to sell additional features and services related to our existing Boardbooks product offering and new products to complement our current offering. In addition, we must continually modify and enhance our Boardbooks product offering to keep pace with changes in hardware and software platforms, database technology and other items. Uncertainties related to the timing and nature of new product announcements or introductions, or modifications by vendors of operating systems, browsers and other internet-related applications, could impact our ability to keep pace with changes and could harm acceptance of our product offering.

We anticipate that sales growth in our Boardbooks product offering will be subject to slower growth in the U.S. as the market for our product matures and sales remain subject to intense competition. We are continually seeking to develop new offerings and remain subject to all of the risks inherent in product development, including unanticipated technical or other development problems. The introduction of new enhancements or new products may require increasingly sophisticated and costly sales efforts that are targeted at senior management. Similarly, the rate at which our existing clients or new customers purchase new or enhanced services depends on a number of factors, including general economic conditions and that our existing clients do not react negatively to any price changes related to additional features and services. If our efforts to up sell to our clients are not successful and negative reaction occurs, or if we are not successful in attracting new customers to new product offerings, our business may suffer. There can be no assurance that we will be able to develop enhanced or new product offerings successfully, or to introduce and gain market acceptance of new products in a timely manner.

We rely on our management team, in particular our Chief Executive Officer, to drive product development and the future growth of our business. We are also dependent on our direct sales force to maintain and increase sales of our product offering and any future product offerings in the marketplace. If we lose or fail to attract key personnel upon whom we are dependent, our business will be adversely affected.

Our future success depends largely upon the continued service of our key management and technical personnel, particularly Alex Sodi, our chief Executive Officer. Mr. Sodi was one of the founders of the Company’s predecessor, and led the development of our Diligent Boardbooks offering since 2001, becoming our CEO in 2007. In order to continue to develop our product offering and remain competitive in competition with well-established companies such as Thomson Reuters, NASDAQ OMX, Computershare and others, we must rely on highly specialized engineering and sales talent. Our key employees represent a significant asset, and the competition for these employees is intense in the software and SaaS markets. We continue to anticipate significant increases in human resources, particularly in engineering and sales resources, through 2014 to support our growth.

We sell our product offering primarily through our direct sales force. Our ability to achieve sales and revenue growth in the future will depend on the success of our direct sales force and our ability to adapt our sales efforts to address the evolving markets for our product offering and any new product offerings. We anticipate the need to continue to increase our direct sales force. There is significant competition for direct sales personnel with the advanced sales skills and technical knowledge we need. If we were not able to hire or retain competent sales personnel our business would suffer. In addition, by relying primarily on a direct sales model, we may miss sales opportunities that might be available through other sales channels, such as domestic and international resellers and strategic referral arrangements.

Any inability to hire and retain salespeople or any other qualified personnel, or any loss of the services of key personnel, would negatively impact our ability to grow our business and continue to develop our product offerings.

Because we recognize revenue from subscriptions for our services over the term of the subscription, downturns or upturns in new business may not be immediately reflected in our operating results.

We generally recognize revenue from clients is recognized on a daily basis over the subscription term as the services are delivered. Revenue recognition does not commence until the customer has access to the Boardbooks product, which is typically 3-4 weeks after the subscription agreement is executed. As a result, most of the revenue we report in each quarter is the result of subscription agreements entered into during previous quarters. Consequently, a decline in new or renewed subscriptions in any one quarter may not be reflected in our revenue results for that quarter. Any such decline, however, will negatively affect our revenue in future quarters. Accordingly, the effect of significant downturns in sales and market acceptance of our services, and potential changes in our rate of renewals may not be fully reflected in our results of operations until future periods. Our subscription model also makes it difficult for us to rapidly increase our revenue through additional sales in any period, as revenue from new clients must be recognized over the applicable subscription term.

We have experienced rapid growth in recent periods. If we fail to manage our growth effectively, we may be unable to execute our business plan, maintain high levels of service or address competitive challenges adequately.

We have grown our business rapidly over the past few years. Between the fiscal years ended December 31, 2009 and 2012, our revenues increased from $5.0 million to $39.1 million. During such time, we significantly increased our sales force. We plan to significantly increase our operating expenses to expand our sales and marketing capabilities and broaden our customer support capabilities. Our expansion has placed, and our anticipated growth may continue to place, a significant strain on our managerial, administrative, operational, financial and other resources. We intend to further expand our overall business, client base, headcount and operations. We also intend to continue expanding our operations internationally. Creating a global organization and managing a geographically dispersed workforce will require substantial management effort and significant additional investment in our infrastructure. To manage our expected growth, we will have to:

•	retain existing personnel;

•	hire, train, manage and retain additional qualified personnel, including sales and marketing personnel;

•	implement additional operational controls, reporting and financial systems and procedures; and

•	effectively manage and expand our relationships with clients, subcontractors and other third parties responsible for manufacturing and delivering our products.

If we are unable to effectively manage such growth, our business may become inefficient and we may not be able to effectively compete, increase our revenues or control our expenses. See also Item 4 for disclosures relating to our need to hire additional compliance staff.

Interruptions or delays in service from any one of our data center hosting facilities could impair the delivery of our services and harm our business.

We currently serve our clients from multiple data center hosting facilities located in the United States and in Canada. Any damage to, or failure of, one or more of these facilities or systems generally could impair the delivery of our services. Interruptions or delays in our services may reduce our revenue, cause us to issue credits or pay penalties, cause clients to terminate their subscriptions and adversely affect our renewal rates and our ability to attract new clients. Our business will also be harmed if our clients and potential clients believe our services are unreliable.

As part of our current disaster recovery arrangements, our production environment and all of our clients’ data is currently backed up and/or replicated in near real-time in a facility located in the United States and/or Canada. Companies and products added through acquisition may be temporarily served through alternate facilities. We do not control the operation of any of these facilities, and they are vulnerable to damage or interruption from earthquakes, hurricanes, floods, fires, power loss, telecommunications failures and similar events. They may also be subject to break-ins, sabotage, intentional acts of vandalism and similar misconduct. Despite precautions taken at these facilities, the occurrence of a natural disaster or an act of terrorism, a decision to close the facilities without adequate notice or other unanticipated problems at these facilities could result in the need to replace facilities and related expenses. Even with the disaster recovery arrangements, our services could be interrupted. Our data center facility providers have no obligations to renew their agreements with us on commercially reasonable terms, or at all. If we are unable to renew our agreements with the facility providers on commercially reasonable terms or if in the future we add additional data center facility providers, we may experience additional costs in connection with the transfer to, or the addition of, new data center facilities.

As we continue to add data centers and add capacity in our existing data centers, we may move or transfer our data and our clients’ data. Despite precautions taken during this process, any unsuccessful data transfers may impair the delivery of our services.

If our security measures are breached and unauthorized access is obtained to a client’s data or our data or our IT systems, our services may be perceived as not being secure, clients may curtail or stop using our services and we may incur significant legal and financial exposure and liabilities.

Our services involve the storage and transmission of clients’ proprietary information, and security breaches could expose us to a risk of loss of this information, litigation and possible liability. These security measures may be breached as a result of third-party action, including intentional misconduct by computer hackers, employee error, malfeasance or otherwise and result in someone obtaining unauthorized access to our clients’ data or our data, including our intellectual property and other confidential business information, or our IT systems. Additionally, third parties may attempt to fraudulently induce employees or clients into disclosing sensitive information such as user names, passwords or other information in order to gain access to our clients’ data or our data or IT systems. Because the techniques used to obtain unauthorized access, or to sabotage systems, change frequently and generally are not recognized until launched against a target, we may be unable to anticipate these techniques or to implement adequate preventative measures. In addition, our clients may authorize third-party technology providers to access their client data. Because we do not control the transmissions between our clients and third-party technology providers, or the processing of such data by third-party technology providers, we cannot ensure the integrity or security of such transmissions or processing. Any security breach could result in a loss of confidence in the security of our services, damage our reputation, negatively impact our future sales, disrupt our business and lead to legal liability.

We rely on third-party computer hardware and software that may be difficult to replace or which could cause errors or failures of our service.

We rely on computer hardware purchased or leased and software licensed from third parties in order to offer our services. This hardware and software may not continue to be available at reasonable prices or on commercially reasonable terms, or at all. Any loss of the right to use any of this hardware or software could significantly increase our expenses and otherwise result in delays in the provision of our services until equivalent technology is either developed by us, or, if available, is identified, to our clients purchased or licensed and then integrated into our business. Any errors or defects in third-party hardware or software could result in errors or a failure of our services which could harm our business.

The market for cloud-based applications may develop more slowly than we expect.

Our success will depend, to a large extent, on the willingness of organizations to accept cloud-based services for applications that they view as critical to the success of their organization. Many organizations have invested substantial effort and financial resources to integrate traditional enterprise software into their organizations and may be reluctant or unwilling to switch to a different application or to migrate these applications to cloud-based services. Other factors that may affect market acceptance of our application include:

•	the security capabilities, reliability and availability of cloud-based services;

•	client concerns with entrusting a third party to store and manage their data, especially confidential or sensitive data;

•	our ability to minimize the time and resources required to implement our suite;

•	our ability to maintain high levels of client satisfaction;

•	our ability to implement upgrades and other changes to our software without disrupting our service;

•	the level of customization or configuration we offer;

•	our ability to provide rapid response time during periods of intense activity on client websites; and

•	the price, performance and availability of competing products and services.

The market for these services may not develop further, or may develop more slowly than we expect, either of which would harm our business.

Our business may be subject to additional obligations to collect and remit sales tax and other taxes, and we may be subject to tax liability for past sales. Any successful action by state, foreign or other authorities to collect additional or past sales tax could adversely harm our business.

States and some local taxing jurisdictions have differing rules and regulations governing sales and use taxes, and these rules and regulations are subject to varying interpretations that may change over time. In particular, the applicability of sales taxes to our subscription services in various jurisdictions is unclear. We have recorded sales tax liabilities of $1.5 million as of December 31, 2013 with respect to sales and use tax liabilities in various states and local jurisdictions. It is possible that we could face sales tax audits and that our liability for these taxes could exceed our estimates as state tax authorities could still assert that we are obligated to collect additional amounts as taxes from our customers and remit those taxes to those authorities. We could also be subject to audits with respect to states and international jurisdictions for which we have not accrued tax liabilities. A successful assertion that we should be collecting additional sales or other taxes on our services in jurisdictions where we have not historically done so and do not accrue for sales taxes could result in substantial tax liabilities for past sales, discourage customers from purchasing our application or otherwise harm our business and operating results.

We are in the process of filing sales tax returns in certain states within the United States as required by law for our subscription services. We do not collect sales or other similar taxes in other states and many of the states do not apply sales or similar taxes to the services that we provide. However, one or more states or foreign authorities could seek to impose additional sales, use or other tax collection and record-keeping obligations on us or may determine that such taxes should have, but have not been, paid by us. Liability for past taxes may also include substantial interest and penalty charges. Any successful action by state, foreign or other authorities to compel us to collect and remit sales tax, use tax or other taxes, either retroactively, prospectively or both, could adversely affect our results of operations and business.

Assertions by a third party of intellectual property infringement, whether successful or not, could subject us to costly and time-consuming litigation or expensive licenses.

The software and technology industries are characterized by the existence of a large number of patents, copyrights, trademarks and trade secrets and by frequent and an increasing amount of litigation based on allegations of infringement or other violations of intellectual property rights. As we continue to grow, the possibility of claim of intellectual property rights against us may increase. Our technologies may not be able to withstand any third-party claims or rights against their use. Additionally, although we have licensed from other parties proprietary technology covered by patents, we cannot be certain that any such patents will not be challenged, invalidated or circumvented. Furthermore, our service agreements require us to indemnify our clients for certain third-party intellectual property infringement claims, which could increase our costs as a result of defending such claims and may require that we pay damages if there were an adverse ruling related to any such claims. These types of claims could harm our relationships with our clients, may deter future clients from subscribing to our services or could expose us to litigation for these claims. Even if we are not a party to any litigation between a client and a third party, an adverse outcome in any such litigation could make it more difficult for us to defend our intellectual property in any subsequent litigation in which we are a named party.

Any intellectual property rights claim against us or our clients, with or without merit, could be time-consuming, expensive to litigate or settle and could divert management attention and financial resources. An adverse determination could prevent us from offering our suite of services to our clients and may require that we procure or develop substitute services.

For any intellectual property rights claim against us or our clients, we may have to pay damages, license fees and/or stop using technology found to be in violation of a third party’s rights. We may have to seek a license for the technology. Such license may not be available on reasonable terms, if at all, and may significantly increase our operating expenses or may require us to restrict our business activities and limit our ability to deliver certain products and services. As a result, we may also be required to develop alternative non-infringing technology, which could require significant effort and expense and/or cause us to alter our product and service offerings which could negatively affect our business.

Our success depends in large part on our ability to protect and enforce our intellectual property rights.

We rely on a combination of copyright, service mark, trademark and trade secret laws, as well as confidentiality procedures and contractual restrictions, to establish and protect our proprietary rights, all of which provide only limited protection. We do not have any issued patents and currently have no patent applications pending. Any patents that may be issued in the future may not provide sufficiently broad protection or they may not prove to be enforceable in actions against alleged infringers. Also, we cannot assure you that any future service mark or trademark registrations will be issued for future applications or that any registered service marks or trademarks will be enforceable or provide adequate protection of our proprietary rights.

We enter into agreements with our employees and contractors and agreements with parties with whom we do business to limit access to and disclosure of our proprietary information. The steps we have taken, however, may not prevent unauthorized use or the reverse engineering of our technology. Moreover, others may independently develop technologies that are competitive to ours or infringe our intellectual property. Enforcement of our intellectual property rights also depends on our successful legal actions against infringement by third parties, but these actions may not be successful, even when our rights have been infringed.

Furthermore, effective patent, trademark, service mark, copyright and trade secret protection may not be available in every country in which our services are available. In addition, the legal standards relating to the validity, enforceability and scope of protection of intellectual property rights in Internet-related industries are uncertain and still evolving.

Sales to clients outside the United States expose us to risks inherent in international sales.

We sell our products and services throughout the world and are subject to risks and challenges associated with international business. For example, revenue attributable to clients in foreign countries represented approximately __% of our total revenues for the six months ended June 30, 2013, and we intend to continue to expand our international sales efforts. The risks and challenges associated with sales to clients outside the United States include:

•	localization of our service, including translation into foreign languages and associated expenses;

•	laws and business practices favoring local competitors;

•	compliance with multiple overlapping and changing governmental laws and regulations, including employment, tax, privacy and data protection laws and regulations;

•	pressure on the creditworthiness of sovereign nations, particularly in Europe, where we have clients and a small balance of our cash and cash equivalents. Liquidity issues or political actions by sovereign nations could result in decreased values for our cash and cash equivalents;

•	regional data privacy laws that apply to the transmission of our clients’ data across international borders;

•	treatment of revenue from international sources and changes to tax codes, including being subject to foreign tax laws and being liable for paying withholding income or other taxes in foreign jurisdictions;

•	foreign currency fluctuations and controls;

•	different pricing environments;

•	difficulties in staffing and managing foreign operations;

•	different or lesser protection of our intellectual property;

•	longer accounts receivable payment cycles and other collection difficulties;

•	natural disasters, acts of war, terrorism, pandemics or security breaches; and

•	regional economic and political conditions.

Any of these factors could negatively impact our business and results of operations.

Additionally, our international subscription fees are paid either in U.S. dollars or local currency. As a result, fluctuations in the value of the U.S. dollar and foreign currencies may make our services more expensive for international clients, which could harm our business.

Material defects or errors in the software we use to deliver our services could harm our reputation, result in significant costs to us and impair our ability to sell our services.

The software applications underlying our services are inherently complex and may contain material defects or errors, particularly when first introduced or when new versions or enhancements are released. We have from time to time found defects in our services, and new errors in our existing services may be detected in the future. Any defects that cause interruptions to the availability of our services could result in:

•	a reduction in sales or delay in market acceptance of our services;

•	sales credits or refunds to our clients;

•	loss of existing clients and difficulty in attracting new clients;

•	diversion of development resources;

•	harm to our reputation; and

•	increased warranty and insurance costs.

After the release of our services, defects or errors may also be identified from time to time by our internal team and by our clients. The costs incurred in correcting any material defects or errors in our services may be substantial and could harm our operating results.

Privacy concerns and laws or other domestic or foreign regulations may reduce the effectiveness of our application suite and harm our business.

As Internet commerce continues to evolve, increasing regulation by federal, state or foreign governments and agencies becomes more likely. For example, we believe increased regulation is occurring in the area of data privacy, and laws and regulations applying to the solicitation, collection, processing or use of personal or consumer information could affect our clients’ ability to use and share data, potentially reducing demand for our solutions and restricting our ability to store, process and share data with our clients.

Our clients can use our services to store contact and other personal or identifying information regarding their clients and contacts. Federal, state and foreign governments and agencies have adopted or are considering adopting laws and regulations regarding the collection, use and disclosure of personal information obtained from consumers and individuals in addition to laws and regulations that impact the cross-border transfer of personal information. The costs of compliance with, and other burdens imposed by, such laws and regulations that are applicable to the businesses of our clients may limit the use and adoption of our services and reduce overall demand for it, or lead to significant fines, penalties or liabilities for any noncompliance with such privacy laws. Furthermore, privacy concerns may cause our clients’ customers to resist providing the personal data necessary to allow our clients to use our services effectively. Even the perception of privacy concerns, whether or not valid, may inhibit market adoption of our services in certain industries.

In addition to government activity, privacy advocacy groups and technology and other industries are considering various new, additional or different self-regulatory standards that may place additional burdens on us. If the gathering of personal information were to be curtailed in this manner, our application suite would be less effective, which may reduce demand for our services and harm our business.

Anti-takeover provisions contained in our amended and restated certificate of incorporation and amended and restated bylaws, as well as provisions of Delaware law, could impair a takeover attempt, and the terms of our Series A preferred stock include significant consent rights.

Our amended and restated certificate of incorporation, amended and restated bylaws and Delaware law contain provisions that could have the effect of rendering more difficult or discouraging an acquisition deemed undesirable by our Board of Directors. Our corporate governance documents include provisions:

•	providing for a classified board of directors, meaning that only one-third of our board stands for election at each annual meeting;

•	authorizing blank check preferred stock, which could be issued with voting, liquidation, dividend and other rights superior to our common stock;

•	limiting the liability of, and providing indemnification to, our directors and officers;

•	limiting the ability of our stockholders to call and bring business before special meetings and to take action by written consent in lieu of a meeting;

•	requiring advance notice of stockholder proposals for business to be conducted at meetings of our stockholders and for nominations of candidates for election to our Board of Directors;

•	controlling the procedures for the conduct and scheduling of board and stockholder meetings;

•	providing the Board of Directors with the express power to postpone previously scheduled annual meetings and to cancel previously scheduled special meetings;

•	limiting the total number of directors on our board to seven and the filling of vacancies or newly created seats on the board to our Board of Directors then in office; and

•	providing that directors may be removed by stockholders only for cause.

These provisions, alone or together, could delay hostile takeovers and changes in control or changes in our management. In addition, the holders of our Series A Preferred Stock have the requisite power to significantly affect certain of our significant decisions, including the power to approve an acquisition of the Company.

As a Delaware corporation, we are also subject to provisions of Delaware law, including Section 203 of the Delaware General Corporation law, which prevents stockholders holding more than 15% of our outstanding common stock from engaging in certain business combinations without a supermajority approval of our outstanding common stock.

Any provision of our amended and restated certificate of incorporation or our amended and restated bylaws or Delaware law that has the effect of delaying or deterring a change in control could limit the opportunity for our stockholders to receive a premium for their shares of our common stock, and could also affect the price that some investors are willing to pay for our common stock.

As an entity listed on the NZSX, the takeover provisions of the listing rules apply except for the compulsory acquisition provisions of listing rules 4.8 and 4.8.5. The takeover provisions are reflected in the Company’s amended and restated bylaws. These provisions restrict transfers of quoted equity securities to directors and associated persons of directors and those who hold non-public material information about the Company (each, an “Insider”). In summary, transfers are restricted where they would result in an Insider controlling more than 20% or more of the votes attached to the relevant class of quoted equity securities or if 20% or more votes are controlled, an increase occurring in excess of 5% over the preceding 12 months. In order for a restricted transfer to be effected the notice and pause process described in the NZSX takeover provisions must be followed. Additionally, the Company may be required to prepare an appraisal report in connection with any potential takeover by an Insider. This process may deter a change in control by an Insider and, therefore, limit the opportunity for stockholders to receive a premium for their shares of our common stock.